EXHIBIT 99.1

FIRSTBANK NW CORP.                                   CONTACT:   Larry K. Moxley
P. O. Box 996                                                   Exec. VP & CFO
LEWISTON, ID  83501                                             (208) 746-9610

NEWS RELEASE
================================================================================

        FIRSTBANK NW CORP. REPORTS 23.4% NET INCOME INCREASE, EPS GROWTH
        ----------------------------------------------------------------
             OF 23.4%, AND ASSET GROWTH OF 12.1% TO $344.2 MILLION;
             ------------------------------------------------------
           DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $.15 PER SHARE
           ----------------------------------------------------------

LEWISTON, ID - July 17, 2003 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported solid growth as net income improved 23.4% to $779,000, or $.58 per diluted share, in its first fiscal quarter ended June 30, 2003, compared to $631,000, or $.47 per diluted share, in the like quarter a year ago, producing 23.4% in earnings per share growth.

FirstBank also announced its Board of Directors has declared a regular quarterly cash dividend of $.15 per common share. The dividend will be paid August 22, 2003 to shareholders of record at August 8, 2003. This marks the 24th regular quarterly cash dividend since FirstBank's conversion to the stock form of ownership in July 1997.

"Net income is increasing based on loan growth during the past year with $265.0 million in net loans as of June 30, 2003 compared with $244.2 million at June 30, 2002, and an improved net interest margin," said Clyde E. Conklin, President and Chief Executive Officer. "In addition, non-interest income continues to remain strong, representing 48.5% of income before non-interest expense and taxes compared to the like quarter a year ago of 37%."

Non-interest income was $1,390,000 for the first quarter, compared to $975,000 in the like quarter a year ago. "Increases in service charges, fees, and loan fee income contributed to the increase over last year," said Larry K. Moxley, Executive Vice President and Chief Financial Officer.

Non-interest expense, or operating expense, increased to $3.2 million for the quarter, compared to $2.8 million a year ago. FirstBank's efficiency ratio was 69.0% in its first fiscal quarter of 2004, compared to 70.2% for the like quarter a year ago. Non-interest expenses are expected to remain at this level reflecting the addition of staff for the loan production offices in Boise, Idaho and Spokane, Washington, and the additional fixed cost of branch remodels and construction of the new Clarkston, Washington branch facility.

Total assets were $344.2 million at June 30, 2003, a 12.1% increase over total assets of $307 million at June 30, 2002. "Asset growth for the quarter ending June 30, 2003 was $11.8 million or 3.5% growth over the March 31, 2002 quarter end which was primarily driven by continued loan growth," said Conklin. "Net loan growth for the first fiscal quarter ending June 30, 2003 was $7.9 million, or 3.1% over total net loans for the quarter ending March 31, 2003."

Total branch deposits were $204.1 million on June 30, 2003 compared with $175.7 million on June 30, 2002; a growth of 16.2%. Other funding, including Federal Home Loan Bank borrowings of $78.2 million and brokered deposits of $25.1 million totaling $103.3 million in borrowings on June 30, 2003 compared to $99.3 million in total borrowings on June 30, 2002.

                                     (more)

FBNW First Fiscal Quarter Results
July 18, 2003
Page Two

Allowance for loan and lease losses increased to $3.59 million on June 30, 2003 from $2.68 million on June 30, 2002; an increase of 34%. Total allowance reserves represent 1.35% of net loans and 208% of non-performing assets. Non-performing assets increased to $2.347 million at June 30, 2003 compared to $1.076 million at June 30, 2002. "It is essential that provisions adequately reflect the credit risk in the portfolio and the non-performing assets identified, therefore we continue to add to reserves," said Moxley. "Charge-offs for the quarter were a very moderate $2,000 compared to $89,000 for the like quarter a year ago." Non-performing assets increased $534,000 over the last quarter since fiscal year end March 31, 2003. "The increase reflects a cross-section of credit risks representative of business sectors throughout FirstBank's market area," noted Conklin. "While we focus on a natural resource-based industry, which is the predominant sector of our local economies, we are also identifying increased stress in other business sectors as well as residential mortgages and consumer loans. Conklin continued by stating "allowances for loan losses remains very adequate for the level of non-performing assets. It is imperative that we stay focused on management of credit risk bank wide. A new Credit Administrator position has recently been authorized and filled to increase focus on proper identification and evaluation of the Bank's credit risk, especially considering the larger size bank after acquisition of Pioneer Bank," stated Conklin.

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Lewiston, Idaho, and is known as the local community bank, offering its customers highly personalized service in the many communities it serves. FBNW shares traded earlier today at $28.90 per share, or 122% of book value.

The merger application to acquire Oregon Trail Financial Corp. is progressing in accordance with plan and is expected to close in late September or early October 2003.

     Statements concerning future performance, developments or events, concerning expectations regarding expansion opportunities, technology efficiencies, new products and services, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties including interest rate fluctuations, regional economic conditions, competitive factors, and government and regulatory actions that might cause actual results to differ materially from stated expectations.

                                (tables follow)

FBNW First Fiscal Quarter Results
July 18, 2003
Page Three

                                FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                              Three Months Ended    Three Months Ended
                                                   June 30,              June 30,
                                                     2003                  2002
                                                 ------------          ------------
Interest Income                                  $      5,097          $      5,074
Interest Expense                                        2,056                 2,227
Provision for Loan Losses                                 177                   209
                                                 ------------          ------------
Net Interest Income After Provision for
     Loan Losses                                        2,864                 2,638
                                                 ------------          ------------

Non-Interest Income
  Gain on sale of loans                                   780                   419
  Gain on sale of securities, net                           0                     0
  Mortgage Servicing Fees                                  30                    47
  Service fees and charges                                547                   460
  Commission and other                                     33                    49
                                                 ------------          ------------
Total Non-Interest Income                               1,390                   975
                                                 ------------          ------------

Non-Interest Expenses
  Compensation and Related Expenses                     1,920                 1,689
  Occupancy                                               351                   327
  Other                                                   877                   757
                                                 ------------          ------------
Total Non-Interest Expense                              3,148                 2,773
                                                 ------------          ------------

Income Tax Expense                                        327                   209
                                                 ------------          ------------
Net Income                                       $        779          $        631
                                                 ============          ============

Basic Earnings per Share                         $       0.61          $       0.48
Diluted Earnings per Share                       $       0.58          $       0.47
Proforma Basic Cash Earnings per Share (1)       $       0.64          $       0.51
Proforma Diluted Cash Earnings per Share (1)     $       0.60          $       0.49
Weighted Average Shares Outstanding- Basic          1,280,984             1,302,529
Weighted Average Shares Outstanding- Diluted        1,351,654             1,357,513
Actual Shares Issued                                1,284,112             1,420,792


                                                   June 30,              March 31,           June 30,
                                                     2003                  2003                2002
                                                 ------------          ------------        ------------
Total Assets                                     $    344,193          $    332,398        $    307,040
Cash and Cash Equivalents                        $     26,609          $     24,741        $     16,345
Loans Receivable, net                            $    264,963          $    257,019        $    244,155
Mortgage-Backed Securities                       $      8,674          $      9,618        $     11,213
Investment Securities                            $     17,469          $     16,813        $     13,091
Stock in FHLB, at cost                           $      5,806          $      5,731        $      5,460
Deposits                                         $    229,182          $    214,340        $    191,488
FHLB Advances & Other Borrowings                 $     78,237          $     81,816        $     83,518
Stockholders' Equity                             $     31,010          $     30,064        $     28,625
Book Value per Share (2)                         $      23.70          $      23.24        $      21.55
FASB 115 Adjustment after Taxes                  $      1,141          $      1,035        $        676
Equity/ Total Assets                                     9.01%                 9.04%               9.32%
Tier 1 Capital to Average Assets                         8.35%                 8.41%               8.72%
Risk-based Capital to Risk-Weighted Assets              12.95%                13.11%              13.38%
Number of full-time equivalent Employees                  137                   137                 132

(1) Cash earnings per share exclude management recognition and development plan expense that will continue until September of 2003.
(2) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 6/03 -- 85,418, 3/03 -- 87,311 shares, and 6/02 -- 92,229 shares.

FBNW First Fiscal Quarter Results
July 18, 2003
Page Four

FINANCIAL STATISTICS
(ratios annualized)

                                              Three Months Ended      Fiscal Year Ended     Three Months Ended
                                                   June 30,               March 31,              June 30,
                                                     2003                   2003                   2002
                                                 ------------           ------------           ------------
Return on Average Assets                                 0.93%                  0.87%                  0.83%
Return on Average Equity                                10.14%                  9.49%                  8.93%
Average Equity/Average Assets                            9.19%                  9.16%                  9.29%
Average Equity/Average Loans                            12.15%                 12.00%                 12.15%
Efficiency Ratio (3)                                    69.04%                 68.04%                 70.19%
Operating Expenses / Average Assets                      3.77%                  3.57%                  3.65%
Net Interest Margin                                      4.10%                  4.16%                  4.19%
Average Interest Earning Assets /
     Average Deposits and Other Borrowed Funds         115.42%                114.96%                113.43%

                                              Three Months Ended      Fiscal Year Ended       Three Months Ended
                                                   June 30,               March 31,                June 30,
                                                     2003                   2003                     2002
LOANS                                            ------------           ------------             ------------
(unaudited)(in thousands except share
and per share data)
LOAN ORIGINATIONS (4):
  Residential loan centers                       $     71,448           $    206,806             $     39,425
  Consumer loan centers                                 1,890                 12,861                    4,681
  Agricultural loan centers                             3,193                 27,377                    9,472
  Commercial loan centers                              34,291                 96,525                   18,842
                                                 ------------           ------------             ------------
     Total Loan Origination                      $    110,822           $    343,569             $     72,420
                                                 ============           ============             ============
LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                    $     48,195           $     50,781             $     60,164
  Construction                                         50,970                 46,836                   23,443
  Agricultural                                         15,692                 15,921                   16,541
  Commercial                                           70,200                 68,125                   56,195
                                                 ------------           ------------             ------------
     Total real estate loans                          185,057                181,663                  156,343
                                                 ------------           ------------             ------------
Consumer and other loans:
  Home equity                                          16,557                 19,924                   24,142
  Agricultural operating                               15,771                 13,000                   15,449
  Commercial                                           54,620                 50,603                   48,489
  Other consumer                                        7,349                  7,843                    8,323
                                                 ------------           ------------             ------------
     Total consumer and other loans                    94,297                 91,370                   96,403
                                                 ------------           ------------             ------------

Loans held for sale-residential real estate            10,590                  5,214                    6,104
                                                 ------------           ------------             ------------
Total Loans Receivable                           $    289,944           $    278,247             $    258,850
                                                 ============           ============             ============

                                              Three Months Ended      Fiscal Year Ended       Three Months Ended
                                                   June 30,               March 31,                June 30,
                                                     2003                   2003                     2002
                                                 ------------           ------------             ------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                   $      3,414           $      2,563             $      2,563
Provision for Loan Losses                                 177                  1,033                      209
Charge offs (Net of Recoveries)                            (2)                  (182)                     (89)
                                                 ------------           ------------             ------------
Balance at End of Period                         $      3,589           $      3,414             $      2,683
                                                 ============           ============             ============
Loan Loss Allowance / Net Loans                          1.35%                  1.33%                    1.10%
Loan Loss Allowance / Non-Performing Loans             208.06%                272.90%                  406.52%

(3) Calcuation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(4)  Loan originations are based upon new production.

FBNW First Fiscal Quarter Results
July 18, 2003
Page Five

NON-PERFORMING ASSETS:
                                              Three Months Ended   Fiscal Year Ended     Three Months Ended
                                                   June 30,            March 31,              June 30,
                                                     2003                2003                   2002
                                                 ------------        ------------           ------------
Accruing Loans - 90 Days Past Due                $          0        $          0           $          0
Non-accrual Loans                                       1,725               1,251                    660
                                                 ------------        ------------           ------------
Total Non-performing Loans                              1,725               1,251                    660
Restructured Loans on Accrual                             502                 442                    285
Real Estate Owned (REO)                                   120                 120                    131
                                                 ------------        ------------           ------------
Total Non-performing Assets                      $      2,347        $      1,813           $      1,076
                                                 ============        ============           ============
Total Non-performing Assets/Total Assets                 0.68%               0.55%                  0.35%
Loan and REO Loss Allowance as a % of Non-
     Performing Assets                                 152.92%             188.31%                249.35%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                              Three Months Ended   Fiscal Year Ended     Three Months Ended
                                                   June 30,            March 31,              June 30,
                                                     2003                2003                   2002
                                                 ------------        ------------           ------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                $     48,929        $     55,975           $     59,933
Average Commercial Loans receivable                   121,386             109,559                103,634
Average Construction Loans receivable                  31,682              19,750                 10,359
Average Consumer Loans receivable                      25,977              31,085                 32,452
Average Agricultural Loans receivable                  29,738              30,894                 29,351
Average unearned loan fees and discounts,
  allowance for loan losses, and other                 (4,667)             (3,814)                (3,266)
                                                 ------------        ------------           ------------
Total Average Loans receivable,net                    253,045             243,449                232,463
Average Loans Held for Sale                             8,202               6,483                  4,578
Average Mortgage-backed securities                      9,327              10,832                 11,322
Average Investment securities                          17,135              14,554                 12,630
Average Other earning assets                           21,239              21,540                 22,880
                                                 ------------        ------------           ------------
Total Average Interest Earning Assets                 308,948             296,858                283,873
Average Non-Interest Earning Assets                    25,453              21,880                 20,230
                                                 ------------        ------------           ------------
Total Average Assets                             $    334,401        $    318,738           $    304,103
                                                 ============        ============           ============
Average Interest Bearing Liabilities:
Average Passbook, NOW, and money
  market accounts                                $     73,903        $     67,522           $     62,575
Average Certificate of deposits                       113,355             108,406                105,888
Average Advances from FHLB and other                   80,405              82,292                 81,796
                                                 ------------        ------------           ------------
Total Average Interest Bearing  Liabilities           267,663             258,220                250,259
Average Non-Interest Bearing Deposits                  30,345              26,140                 21,201
                                                 ------------        ------------           ------------
Average Deposits and Other Borrowed Funds             298,008             284,360                271,460
Average Non-Interest Bearing Liabilities                5,658               5,169                  4,389
                                                 ------------        ------------           ------------
Total Average Liabilities                             303,666             289,529                275,849
Total Average Equity                                   30,735              29,209                 28,254
                                                 ------------        ------------           ------------
Total Average Liabilities and Equity             $    334,401        $    318,738           $    304,103
                                                 ============        ============           ============

Interest Rate Yield on Earning  Assets                   6.77%               7.10%                  7.33%
Interest Rate Expense on Deposits and Other
  Borrowed Funds                                         3.07%               3.37%                  3.56%
Interest Rate Spread                                     3.70%               3.73%                  3.77%
Net Interest Margin                                      4.10%               4.16%                  4.19%